Citibank N. A.
Business Banking Loan Operations
100 Citibank Drive Building #3 2nd Floor
San Antonio, TX 78245

Address Correction Requested

August 8, 2008

Enhanced Care Initiatives LLC
10 Progress Dr Ste 200
Shelton, CT 6484

RE: Business Credit Account # 50966751

Dear Client:

Thank you for your recent inquiry concerning the loan referenced above. According to our records, your account has been paid in full. However, in order to close this account, we must have your written request to do so. If a written request is not received, the account will remain in an active status. This request can be mailed to the address above or faxed to (210) 677-7300.

If you have any questions, please call Loan Service Unit at 1-877-528-0990. Hearing or speech impaired customers may call our text telephone service at 1-800-788-0002 (TDD). Representatives are available to assist you between 7:00 a.m. and 6:00 p.m. (CST) M-F. You may also access your account information online at www.citibusinessonline.com.

Thank you for banking with Citibank. We appreciate the opportunity to serve you.

Sincerely,

April Aguirre
CitiBusiness Loan Operations

CITIBUSINESS CREDIT CENTER
15851 CLAYTON ROAD, MS 746
BALLWIN, MO 63011

citibank®

January 29, 2003

DAVID M. CHESS, MEMBER
ENHANCED CARE INITIATIVES, LLC
1990 ELM STREET
STRATFORD, CT 06615

RECEIVED 2/3/03

DEAR DR. CHESS:

Thank you for choosing Citibank for your business credit needs. We are pleased to inform you that your application has been conditionally approved for a $50,000.00 Business Credit Account. This account is offered subject to the conditions below.

The Business Credit Account is a 12 month revolving line of credit, which is annually renewable, subject to satisfactory credit performance and payment of an annual fee of $500.00 (waived for the first twelve months). Interest on the line will be at a promotional rate of 0.00% over the prime rate as published in The Wall Street Journal for the first twelve months, and a rate of 1.00% over the prime rate as published in The Wall Street Journal thereafter. It should be used as a revolving line of credit on which amounts are borrowed and reborrowed from time to time. It is not intended to provide a single advance of the full loan amount. We annually assess line usage and may elect not to renew the line. If the line is not renewed (either by you or by us), the outstanding balance at termination will be repaid over a period of 48 months.

Activation of this account is subject to receipt and satisfactory review of the following:
LIEN POSITION OBTAINED ON ALL COMPANY ASSETS.
BORROWER MUST MAINTAIN A BUSINESS CHECKING ACCOUNT WITH CITIBANK FOR DIRECT WITHDRAWAL OF LOAN PAYMENTS.

Please complete and sign (by highlights) the attached documents exactly as indicated as we are unable to process documents with errors or alterations. You may return them to your account officer. A duplicate set of loan documents has been enclosed for your records. If we do not receive the documents within 30 days of this letter, we shall assume that you have decided to decline our offer and wish to withdraw your application.

We regret that we are unable to approve the SBAExpress Business Credit Account in the amount you requested for the following reason:
-COLLATERAL TYPE OR VALUE DOES NOT SUPPORT THE AMOUNT OF CREDIT REQUESTED

Our credit decision was based in whole or in part on information from your application or obtained from an affiliate or a consumer reporting agency(s). You have the right to receive a full disclosure about this information if you write to us within 60 days. We will respond to your request within a reasonable period of time and, if the information was obtained from an affiliate, no later than 30 days after receipt of your request.

If you have any questions, please call us at (800)326-6690,* Monday through Friday, 8:00 a.m. to 7:00 p.m.

Sincerely,

DAVID CASTELEIN
CitiBusiness Credit Center

Reference #102122603759000 (CO11)

See reverse side for important information.

*To ensure quality service, incoming calls are randomly monitored. For TTY service, call (800) 945-0258

Business Checking Plus is a service mark of Citigroup.

BUSINESS CREDIT ACCOUNT
ACCOUNT TERMS AND CONDITIONS

These terms and conditions and the accompanying letter are your Business Credit Account Agreement ("Agreement"), receipt of which is hereby acknowledged. The letter contains important account information, including your credit limit, interest rate, and an indication whether there is an annual fee. By applying for a Business Credit Account ("Account") or by using or consenting to the use of the Account, you agree that the terms and conditions of this Agreement govern the Account and all credit extended under this Agreement. Please read and keep both letter and Agreement for your records.

DEFINITIONS:
In this Agreement, "you," "your," or "yours" mean the business and guarantor(s), jointly and severally, responsible for this Agreement. "We," "us," or "o. means Citibank, F.S.B.

CREDIT LIMIT:
Your credit limit ("Limit") is the most you may owe on your Account at any time. Unless your right to obtain credit under this Agreement is cancelled, repaid amounts may be reborrowed as long as your Limit is not exceeded. You may not use your Account in any way that would cause you to go over your Limit. You may be asked to immediately pay any amount over your Limit. If you exceed your Limit, we may honor the advance without losing our rights. If we have previously honored advances over your Limit, it does not mean that we will honor further over-Limit advances. By providing you with written notice, we may change (increase or decrease) your Limit at any time.

USING YOUR ACCOUNT:
The full amount of your Limit is available to be used for business or professional purposes and may not be used for personal, family, or household uses. You may borrow up to the Limit by using the checks we furnish you. You may use the checks just as you would any regular checks. We may refuse to pay your check or make additional credit available to you from your Account if you have reached your Limit, your Account is in default, you no longer maintain your primary business checking account with us, your credit privileges have been suspended or cancelled, or upon any other reasonable circumstance, including without limitation an adverse change in your financial condition or the financial condition of any guarantor, without incurring liability to you or others.

REPAYMENT:
You agree to repay us all amounts owed under this Agreement plus interest and any other charges, as provided for in this Agreement. Unless we cancel your right to obtain credit under this Agreement, you will only have to pay accrued interest and charges each month. If we cancel your right to obtain credit under this Agreement, you agree to repay the outstanding principal balance in forty-eight (48) equal consecutive monthly installments, together with accrued monthly interest and any other charges, beginning approximately thirty (30) days after cancellation. You agree to maintain your primary business checking account with us while this Account remains open, from which all payments required to be made by this Agreement will be deducted. We will send you monthly billing statements that will show transactions in your Account, your new balance, and the amount of your next payment and due date. You may make additional payments at any time by sending us a check to the address listed on your billing statement.

APPLICATION OF PAYMENTS:
Payments will be applied in the following order: (1) Interest; (2) Charges, Fees and Penalties; (3) Minimum Principal Payment(s); and (4) Principal. We can accept late payments or partial payments, as well as payments that reflect "paid in full" or other restrictive endorsements, without losing any of our rights under this Agreement.

COSTS AND EXPENSES:
You agree to pay on demand all costs and expenses in connection with the preparation, execution, delivery and administration of this Agreement or a. other document executed in connection with this Agreement. You also agree to pay us a reinstatement fee of $250 should the Account, at your request, be reinstated, at our discretion, following the occurrence of an Event of Default hereunder, which shall have resulted in the cancellation of availability under the Account. You hereby authorize and direct us to charge any or all such costs, fees or expenses to your Account.

INTEREST:
You agree to pay monthly interest on the outstanding principal balance at an annual rate of the prime rate as published in The Wall Street Journal from time to time plus 1.00 ~~2.00~~ %. Any increase or decrease in the annual rate takes effect on the first day following the publication of the change in The Wall Street Journal. The annual rate in effect and any subsequent changes to it will appear on the billing statement.

We compute interest this way: We start with the principal balance on the first day of the billing period. Each day of that period we add any advances made and subtract any payments and other credits applied to principal. We will take the principal balance outstanding on each day of the billing period and multiply that amount by the daily periodic rate to arrive at a daily interest amount. Daily interest charges are totaled at the end of the billing period to arrive at the monthly interest charge.

You understand that the margin above the prime rate as published in The Wall Street Journal is based in part on our evaluation of your financial condition and the deposit relationships you have or will maintain with us. Therefore, we reserve the right to change (increase or decrease) the margin by providing you with written notice. Such new rate shall apply to all outstanding and future balances.

ANNUAL FEE:
Whether or not the Account is used or available, you agree to pay an annual fee of $500 . You agree to payment of the annual fee at booking and annually thereafter. You may be billed for the annual fee, the annual fee may be deducted from your primary business checking account with us or the annual fee may be added to the principal balance of your Account. The annual fee is non-refundable unless you notify us to cancel your Account within 30 days from the mailing date of the billing statement on which the fee is billed.

LATE PAYMENT FEE:
If we do not receive the minimum payment within 15 days after the due date, we will add a late charge of the lesser of 5% of the principal and interest past due, or $35.

OVER-LIMIT FEE:
We will add a $35 over-limit fee to your Account for each billing period that your outstanding principal balance exceeds your Limit.

RETURN PAYMENT FEE:
We will add a $35 return payment fee to your Account when a payment check or similar instrument is not honored, when we must return it becaus. cannot be processed, or when an automatic debit is returned unpaid. At our option, we will assess this fee the first time your check is not honored, even if it is paid upon resubmission.

RETURNED CITIBANK CHECK FEE:
We will add a $35 returned Citibank check fee to your Account if we decline to honor a check drawn upon your Account. Among the reasons for our decline is that the check would cause the outstanding principal balance to exceed your Limit, you are in default, or your Account has been cancelled.

STOP PAYMENT FEE:
We will add a $35 stop payment fee to your Account when the payment of a check drawn upon your Account is stopped at your request. You may stop payment on a check by notifying us in writing at the address listed on the billing statement or by calling us at the telephone number listed on the billing statement. If you call, you must confirm in writing within fourteen (14) days. A written stop payment will remain in effect for six (6) months unless renewed in writing.

TRANSACTION FEE:
You agree to pay $5.00 per check for each check posted against your Account that exceeds 20 checks per month.

MAXIMUM CHARGES:
We do not intend to charge, and you will not be required to pay, any interest or other fees or charges in excess of the maximum permitted by applicable law. Payments in excess of the maximum will be refunded to you or applied to unpaid principal.

DELAY IN ENFORCEMENT:
We can delay exercising any of our rights under this Agreement without losing them.

DEFAULT:
You will be in default if:

1. You fail to pay the minimum payment listed on each billing statement on time, or you otherwise fail to make the proper payment when due, or you fail to pay the annual fee, or otherwise fail to comply with the terms of this Agreement;
2. Any other creditor tries by legal process to take money or other property of yours in our possession or under our control;
3. There is any seizure of, or a receiver is appointed for, any of your property, or the property of any guarantor;
4. Any proceeding under any bankruptcy or insolvency law is commenced by or against you or any guarantor;
5. Any statement, financial or otherwise, you or any guarantor have given to us is false or misleading in any way;
6. An individual borrower or any guarantor of this Agreement shall either die or cease to be an officer, director or partner in your business;
7. The ownership of the business changes;
8. Your business is sold or there is a cessation of your day-to-day operations;
9. Your business relocates outside the Branch Trade Area where the Account was granted;
10. There is a default in the terms or conditions of any other contract with us or our affiliates, or with any other financial institution;
11. You or any guarantor fail, after demand, to provide us with your most recent federal tax return and/or financial statement;
12. In our sole good faith opinion, there is an adverse change in your financial condition, your business operations, or the financial condition of any guarantor;
13. If we receive information from third parties, including credit reporting agencies, which indicates an adverse change in your credit record or the credit records of any guarantor;
14. We, in good faith, believe that our security is impaired or our credit risk is increased;
15. You do not maintain your primary business checking account with us;
16. You close your primary business checking account with us;
17. We close your primary business checking account;
18. You do not maintain your deposit account(s) with us in a satisfactory manner;

Upon default, we can, at our option, without further notice or demand, refuse to pay any outstanding checks and deny more credit to you under this Agreement, and the outstanding Account balance shall, at our option, immediately become due and payable. After default, you agree to pay interest at an annual rate of the prime rate as published in The Wall Street Journal from time to time plus 8.00%, until your Account is paid in full. You further agree that upon default we are given a right to setoff, without notice, for the amount of your Account, accrued interest, fees, charges and penalties, against any of your deposit accounts with us.

COLLECTION COSTS:
You agree to pay on demand all costs and expenses for collection of amounts due on your Account (by legal proceedings or otherwise), including without limitation attorneys' fees and court costs.

ACCOUNT REVIEW:
We may conduct reviews of your Account from time to time to determine your continued eligibility to obtain credit. You and any guarantor agree to furnish such financial documents as we may request, including without limitation financial statements and/or the most recent federal income tax returns, each signed as appropriate by you and any guarantor. We may also, at any time, require confirmation of your continuing authorization or certification to act on behalf of the business.

SECURITY:
As security for your payment and performance under this Agreement and any other obligations owed to us, you grant us a security interest in all of your now owned or later acquired personal property and fixtures, including without limitation all accounts, goods, inventory, equipment, chattel paper, securities (certificated or uncertificated), documents, instruments, and general intangibles, their proceeds and products, any money or deposit accounts with or held by us, and any certificates of deposit or other collateral pledged to us in a separate agreement (all called the "Collateral"). Our security interest will be a first priority security interest. Collateral does not include assets in IRAs, Keogh Plans or other tax-qualified retirement plans. You will promptly notify us of any change concerning the Collateral's location, or any change in your name or place(s) of business, and will provide other information concerning the Collateral which we may request. You will not grant or allow to exist any other security interest in the Collateral without our prior written consent. You will maintain insurance on the Collateral in form and amount satisfactory to us. Upon our demand, you will deliver any Collateral to us, make a payment of any obligation and/or execute any documents or perform any acts we request to protect our security interest in the Collateral. After default, at our request, you will assemble the Collateral and make it available to us at a time and place designated by us which will be reasonably convenient to you and us. In the event of sale or other disposition of any Collateral, we may apply the proceeds of any such sale or disposition first to the payment of our costs in retaking, holding and preparing for sale the Collateral, including without limitation our reasonable attorneys' fees. You shall be liable for any deficiency after such sale, including without limitation a sale of accounts or chattel paper.

You hereby authorize us to file at your expense any financing statements to perfect the security interest granted herein without your signature on such financing statements and hereby grant us a power of attorney to take any action or execute, file and deliver any document (including without limitation financing statements and amendments thereto) which we deem necessary to protect our security interest.

COVENANTS, REPRESENTATIONS AND WARRANTIES:
You hereby represent and warrant to us that the following statements are true and accurate as of the date of this Agreement and shall be true and accurate as of the date of any advance hereunder, except as communicated to us in writing and approved by us in writing: If you are either a corporation, partnership, or limited liability company or partnership you hereby warrant and represent that you are duly organized, validly existing, in good standing and duly are qualified to do business; you have full power and authority to enter into this Agreement, and nothing in this Agreement contravenes any law, regulation, by-law or contractual obligation binding you. This Agreement constitutes your valid and legally binding obligation in accordance with its terms and has been duly authorized by all necessary action. There are no pending or, to the best of your knowledge, any threatened actions or proceedings before any court or administrative agency which, if determined against you, would have a material adverse effect on your financial condition, operations, or ability to repay the Account. You will permit us, at any time, to examine your books and records, and audit your inventory.

CLOSING YOUR ACCOUNT:
You may close your Account at any time by notifying us in writing. However, you remain responsible to pay the balance according to the terms of this Agreement. We may close your Account or suspend your Account privileges at any time by providing you with written notice.

REFUSAL OF CHECKS:
If we detect unusual or suspicious activity on your Account or any business checking account with us, we may suspend or cancel your credit privileges until we can verify the activity. We are not responsible if we do not approve an advance on your Account, or if a third party refuses to accept a check, even if you have sufficient credit available.

CREDIT REPORTS:
You and the guarantor(s) hereby agree that we may request a credit report on you or any guarantor from a credit-reporting agency at any time without advising you or any guarantor. We will provide the name and address of the credit reporting agency upon request.

CHANGING THIS AGREEMENT:
We can change this Agreement, including all fees, interest rate and method of computation, and increase, reduce or cancel the credit available, at any time, by providing you with written notice. You may cancel this Agreement for future credit prior to the effective date of the change. If you cancel, you must do so in writing. Of course, you will remain liable to pay your outstanding Account balance with interest and any other charges and remain subject to the other terms of this Agreement until paid in full. You may not change any of the terms of this Agreement without our prior written consent.

AUTHORIZED SIGNERS OF CHECKS:
All signatures appearing below are authorized to sign on the Account checks.

WAIVER OF JURY TRIAL:
You and we irrevocably waive all right to trial by jury in any action arising out of this Agreement.

FOR BUSINESSES LOCATED IN FLORIDA:
You agree to pay the Florida Documentary Stamp Tax. The Documentary Stamp Tax will be advanced against your Account at funding.

FOR BUSINESSES LOCATED IN CONNECTICUT:
Commercial Transaction: YOU ACKNOWLEDGE THAT THE TRANSACTION CONTEMPLATED HEREIN IS A COMMERCIAL TRANSACTION WITHIN THE MEANING OF SECTION 52-278a OF THE CONNECTICUT GENERAL STATUTES. WE HEREBY STATE THAT IN THE EVENT OF YOUR DEFAULT ON THE AGREEMENT, WE INTEND TO PURSUE OUR RIGHTS TO OBTAIN A PREJUDGMENT REMEDY IN ACCORDANCE WITH SECTION 52-278f OF THE CONNECTICUT GENERAL STATUTES. YOU HAVE BEEN ADVISED BY COUNSEL OF YOUR RIGHTS WITH RESPECT TO PREJUDGMENT REMEDIES UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, AS AMENDED, INCLUDING SECTIONS 52-278a TO 52-278g, INCLUSIVE, THEREOF. YOU HEREBY KNOWINGLY AND WILLINGLY WAIVE ALL RIGHTS OF NOTICE, JUDICIAL HEARING OR PRIOR COURT ORDER IN CONNECTION WITH THE OBTAINING BY US OF ANY PREJUDGMENT REMEDY IN CONNECTION WITH THE TRANSACTION EVIDENCED HEREBY OR PURSUANT TO ANY OTHER DOCUMENT OR INSTRUMENT EXECUTED BY YOU IN CONNECTION HEREWITH, INCLUDING ANY AMENDMENTS OR EXTENSIONS HEREOF OR THEREOF. FURTHER, YOU WAIVE ANY REQUIREMENT OF US TO POST A BOND OR ANY OTHER SECURITY, OR TO SHOW SOME EXIGENCY, IN CONNECTION WITH THE OBTAINING BY US OF SUCH PREJUDGMENT REMEDY.

GOVERNING LAW:
The laws of the State of Connecticut shall govern this Agreement, except as preempted by applicable federal law.

Date: 1/27/2003

Borrower: ENHANCED CARE INITIATIVES, LLC

By: [signature]
Signature of General Partner, Corporate Officer, Member/Manager, or Proprietor (state title)

By: ______________________________
Signature of General Partner, Corporate Officer, Member/Manager, or Proprietor (state title)

By: ______________________________
Signature of General Partner, Corporate Officer, Member/Manager, or Proprietor (state title)

By: ______________________________
Signature of General Partner, Corporate Officer, Member/Manager, or Proprietor (state title)